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                                   EXHIBIT 21
                     Subsidiaries of Pomeroy IT Solutions, Inc.

Subsidiary                                                    State of Incorporation
----------                                                    ----------------------
PCR Holdings, Inc. (f/k/a Technology Integration Financial
  Services, Inc.)                                             Kentucky

Pomeroy Select Integration Solutions, Inc.                    Delaware

Pomeroy Computer Resources Holding Company, Inc.              Delaware

Pomeroy IT Solutions Sales Company, Inc.                      Delaware

Pomeroy Select Advisory Services, LLC                         Delaware

PCR Properties, LLC (f/k/a T.I.F.S. Advisory Services, Inc.)  Delaware

Pomeroy Computer Resources Operations, LLP                    Kentucky

Alternative Resources Corporation                             Delaware

ARC Services, Inc.                                            Delaware

ARC Midholding, Inc.                                          Delaware

ARC Technology Management, LLC                                Delaware

ARC Staffing Management, LLC                                  Delaware

ARC Shared Services, LLC                                      Delaware

ARC Solutions, Inc.                                           Delaware

Pomeroy IT Solutions Canada Unlimited Liability Company       Novascotia
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